Exhibit 2.1.8

----·--,-----------------------------------------, (Requestor's Name) (Address) (Address) (City/State/Zip/Phone #) □ PICK-UP OwA1T □ MAIL (Business Entity Name) (Document Number) Certified Copies __ _ Certificates of Status __ _ Special Instructions to Filing Officer: Office Use Only 11 I I 800337909758 a w N

TO: Amendment Section Division of Corporations COVER u:rrER NAME OF CORPORATION: -SMBqI R':½ S\/STEf,AS :r NL. ~ J DOCUMENT NU:\IBER: __ ?~· ~\-~~O~O~C_>~Q~l,~--~~L\_·~-'~---- The enclosed Articles of Amendment and fee arc submitted for filing. Please return all correspondence concerning this matter to the following: Fi Company \69 L\ le N ~\-e<r-Oc0vc1 l BLul,\ sl u-\:e.. \ucQ Address \ \ L~'--="\-1:-<) t=" L. -3 3S L\£: Cit>•/ State and Zip Code For further information concerning this matter, please call: ~~~:;:____:_\_,_,LA"'-"'-·u_;_\s_,_,,C'........,\".__"-"'-cd,~n,...,,..,.. _._\· __ at c ~ I ?::i 3 ½ D - L\ ~ ,.0 3' Name of Contact Pcrs~"-5 Arca Code & Daytime Telephone Number Enclosed is a check for the following amount made payable to the Florida Department of State: M S35 Filing Fee 0$43.75 Filing Fee & Ccrti ficate of Status :\tailing Address Amendment Section Division of Corporations P.O. Hox 6327 Tallahassee. FL 32314 OS43.75 Filing Fee & Certified Copy (Additional copy is enclosed) 0$52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enc loscd) Street Address Amendment Section Division of Corporations The Centre of Tallahassee 2415 N. Monroe Street, Suite 810 Tallahassee, FL 32303

s Articles of Amendment to Articles of Incorporation of (Name of Corporation as current!,· filed with the Flori (Document Number of Corporation (if known) Pursuant to the provisions of section 607. I 006, Florida Statutes, this Florida Profit Corporation adopts the following amcndmcnt(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: _________ .:....N....: 1 -+_A'--_____________________________ The new name must he distinguislwble and contain the \\'Ord "corporation," "company." or "incorporated" or the abbreviation "Corp.," "Inc., " or Co.," or the designation "Corp, " "Im:, " or "Co". A prnfcssimwl corporation name ,mist contain the word ··chartered." "professional association," or the abbreviation "P.A." B. Enter new principal office address, if applicable: (Principal office addre.u MUST BE A STREET ADDRESS) C. Enter new mailing address, if applicable: (Mailing addres.f MAY RE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new re istered a ent and/or the new re istered office address: Name o(New Registered Agent (Florida street address) New Registered Ollice Address: ______________________ . Florida ______ _ (City) (/,ip Cude) New Registered Agent"s Signature, if changine Registered Aeent: I hereby accept tire appointment as registered agent. I am fiuniliar wit Ir and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being remO\·ed and title, name, and address of each Officer and/or Director being added: (Auaclr additional sheets, if neces.rnry) Please note the of]icerldirector title hy the flrsr fetter of rhe of]ice tide: I' "' President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Tnistee; C = Chairman or Clerk: Cl::O = Chief Execr1tive Officer: CFO= Chief Financial Ojjicer. If an officerltlirector hold.~ more than one title, list tlrefirsr letta of each office held. President, Treasurer, Director would be Prt). C/umges should be 1wled in the following manner. Cro-rently John /Joe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jonl!s leavl!s the corporation, Sally Smith is named the V and S. These slrortld be noted as John Doe, PT as a Change, Mike Jones, Vas Remm·e, and Sally Smith. SV as an Add Example: x_changc PT John Due X Remove _K Add Type of Action (Check One) I) __ Change :;{._Add 2) __ Change Add Remove 3) __ Change Add Remove 4) __ Change Add Remove 5) __ Change Add Remove 6) __ Change Add Remove y SY Title Mike Jones Sally Smith Name Page 2 of 4 E. If amending or adding additional Articles, enter change(s) here: (Attach additional sheets, if necessary). (Be specific) \</sg '-4 ~ 't\.\}p__\e \\x...h-L\ \ \w y - S1 l, 1-e luc';l

F. If an amendment pro,·ides for an exchange, reclassification, or cancellation of issued shares, pro,·isions for implementing the amendment if not contained in the amendment itself: <if no/ applicable. indicate NIA) Page 3 of 4 The date of each amendmcnt(s) adoption: ____ __________ ________ ______ . if other than the date this document was signed. Effective date if applicable: ( 11 0 more than 90 days after amendment file date)

Note: If the date inserted in this block docs not meet the applicable statutory filing requirements, this date will nut be listed as the document's effective date on the Department ofState·s records. Adoption of Amendment(s) (CHECK ONE) JI The amendmcnt(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. 0 The amendment(s) was/were approved by the shareholders through \'Oting groups. The following statement must be separately pro1•ided for each 1 · oti11g group entitled to vote separately on the amendment(s): "The number of votes cast for the amendmcnt(s} was/were sufficient for approval by (vorin}; group} D The amcndmcnt(s) was/were adopted by the board of directors "ithout shareholder action and shareholder action was not required. 0 The amcndmcnt(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required . ..,..._l2G lb Zo\j Dated __..... J Signature SP. f,,.JT'U R.o l+ATG/ (Hy a director, president ur other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver. trustee, or other court appointed fiduciary by that fiduciary) (T)'l)cd or printed name of person signing) ti? N' 'E-s I ~ ~ N r _p ' ~ e <.:T"O n. <la C: ~ ~ m.. 1'1 A N ~ r-: n-\ t:: _l_ IP_'-_____ / ________ , ----------B t) .x ~ critic of person signingf Page 4 of 4